EXHIBIT 10.1

XENONICS HOLDINGS, INC.

SECURITIES PURCHASE AND SECURITY AGREEMENT

This Securities Purchase and Security Agreement (the “Agreement”) is made and entered into as of April 13, 2006 between Xenonics Holdings, Inc., a Nevada corporation (“Xenonics”), and The Norman Patriot LLC (“Investor”). In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

1. Issuance of Units, Common Stock and Warrants.

(a) Subject to the terms and conditions of this Agreement and in exchange for the delivery of the aggregate purchase price of $1,650,000 specified in Section 2, Xenonics agrees to issue to Investor 1,000,000 units (“Units”), with each Unit consisting of (i) one share of Xenonics common stock, par value $0.001 per share (“Common Stock”), (ii) an immediately exercisable “Class A Warrant” to purchase one-quarter (0.25) share of Common Stock at a purchase price of $2.20 per share, and (iii) a “Class B Warrant” to purchase one-quarter (0.25) share of Common Stock at a purchase price of $3.20 per share, provided that the Class B Warrants shall become exercisable only after all of the Class A Warrants have been fully exercised. As a result of Xenonics’ issuance of 1,000,000 Units pursuant to this Agreement, Xenonics will issue, in the aggregate, (i) 1,000,000 shares (the “1,000,000 Shares”) of Common Stock, (ii) Class A Warrants to purchase 250,000 shares of Common Stock at a purchase price of $2.20 per share, and (iii) Class B Warrants to purchase 250,000 shares of Common Stock at a purchase price of $3.20 per share. The shares of Common Stock that are issuable upon exercise of the Class A Warrants and the Class B Warrants are referred to in this Agreement as “Warrant Shares.” No fractional shares of Common Stock shall be issuable upon exercise of the Class A Warrants and Class B Warrants, and each warrant shall have a term of five years and shall be redeemable by Xenonics upon the terms specified in the warrant certificates.

(b) Concurrently with the execution and delivery of this Agreement and in exchange for the purchase price of $1,650,000 specified in Section 2, Xenonics shall issue (i) one certificate evidencing the Class A Warrants and (ii) one certificate evidencing the Class B Warrants. Upon receipt of approval from the American Stock Exchange to issue the 1,000,000 Shares, Xenonics shall issue one certificate evidencing the 1,000,000 Shares.

(c) Until all principal and accrued interest on the Secured Promissory Note described in Section 2 have been paid by Investor, Xenonics shall retain custody of the certificates evidencing the Class A Warrants, the Class B Warrants, the 1,000,000 Shares and all Warrant Shares that are issued upon Investor’s exercise of the Class A Warrants or the Class B Warrants. Xenonics shall deliver such certificates to Investor promptly after the full repayment of the Secured Promissory Note.

2. Delivery of Purchase Price. Concurrently with the execution and delivery of this Agreement, Investor shall deliver to Xenonics, as consideration for the Units, the 1,000,000 Shares, the Class A Warrants and the Class B Warrants that Xenonics has agreed to issue to Investor, (i) $1,000,000 in immediately available funds and (ii) a Secured Promissory Note (the “Note”) in the principal amount of $650,000, with an interest rate of five percent (5%) per annum and with all principal and accrued interest thereon due and payable on July 13, 2006; provided, however, that if the Registration Statement (defined in Section 6 hereof) is not effective by June 11, 2006, then the principal and interest under the Note shall not be due until the thirtieth (30th) day following the effectiveness of the Registration Statement.

3. Security Agreement.

(a) As security for the full and timely payment of all principal and accrued interest payable under the Note, Investor hereby grants to Xenonics a continuing and first-priority security interest (the “Security Interest”) in the following (collectively, the “Collateral”): (i) all right, title and interest of Investor in and to all Units and the 1,000,000 Shares; (ii) all right, title and interest of Investor in and to the Class A Warrants and Warrant Shares that are issuable upon exercise of the Class A Warrants; (iii) all right, title and interest of Investor in and to the Class B Warrants and the Warrant Shares that are issuable upon exercise of the Class B Warrants; (iv) all cash, stock and other dividends and distributions paid or payable on the foregoing; and (v) all proceeds from the sale or other transfer of any of the foregoing.

(b) Prior to the payment in full of all principal and accrued interest under the Note, Investor agrees not to sell (whether voluntarily, involuntarily, by operation of law, by gift or for consideration) any of the 1,000,000 Shares or the Warrant Shares or any interest therein or any portion of the Class A Warrants or the Class B Warrants unless the proceeds of any such sale are applied to the payment of principal and interest under the Note. Any such sale, pledge or other transfer shall be null and void, and Xenonics shall not be required to transfer on its books any shares of Common Stock that are the subject of such sale, pledge or other transfer.

(c) Within ten days after receipt of a written request from Xenonics, Investor shall deliver to Xenonics any financing statements or stock powers that are requested by Xenonics to evidence and perfect the Security Interest.

(d) Upon the occurrence of an event of default under the Note, Xenonics shall have the immediate right to take control of all or any part of the Collateral, with or without judicial process, and without demand of performance, advertisement or notice to Investor, which are expressly waived by Investor; provided, however, that if any notice is required by law in connection with the exercise by Xenonics of its rights and remedies, Investor agrees that ten days’ prior written notice is a reasonable time and manner for notice. Furthermore, Xenonics may exercise all of the other rights and remedies that are provided to it under this Agreement and to a secured party by applicable law. Xenonics’ rights and remedies shall include, without limitation, the power (i) to transfer into its name or into the name of its nominee any or all of the Collateral and thereafter to receive and retain all cash and other dividends, distributions and payments made on account of the Collateral, and otherwise act with respect thereto as though it were the absolute owner thereof, and (ii) to sell all or any portion of the Collateral at a public or private sale at such place and time and at such prices and other terms as Xenonics may determine. Xenonics and any other purchaser of the Collateral at any such sale shall hold the purchased Collateral free from any claim or right on the part of Investor, and Investor hereby waives any right of redemption, stay or appraisal that it might otherwise have under applicable law. Any Collateral or the proceeds of the Collateral held or realized upon at any time by Xenonics following an event of default shall be applied in satisfaction of the amount owed under the Note until all amounts owed under the Note are fully paid, and thereafter any balance shall be distributed to Investor.

4. Representations, Warranties and Agreements of Investor. Investor hereby represents and warrants to Xenonics, and agrees with Xenonics, as follows:

(a) Authorization; Enforceability. Investor has all requisite power and authority to enter into this Agreement and the Note and to perform its obligations thereunder. This Agreement and the Note have been duly executed and delivered by Investor.

(b) Purchase for Own Account. Investor is acquiring the Units, the 1,000,000 Shares, the Class A Warrants, the Class B Warrants and the Warrant Shares (if Investor elects to purchase such shares) solely for its own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering of the Units, the 1,000,000 Shares, the Class A Warrants, the Class B Warrants or Warrant Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Investor has no present intention to sell, offer to sell, or otherwise dispose of or distribute the Units, the Class A Warrants or the Class B Warrants or any of the 1,000,000 Shares or Warrant Shares. Investor will hold the entire legal and beneficial interest in and to the Units, the Class A Warrants, the Class B Warrants, the 1,000,000 Shares and the Warrant Shares and does not presently intend to divide or share such interest with any other person.

(c) Restrictions on Transfer. Investor understands and has been advised by Xenonics that the Units, the 1,000,000 Shares, the Class A Warrants, the Class B Warrants and the Warrant Shares have not been registered under the Securities Act or applicable state securities laws in reliance on exemptions from the registration and/or qualification requirements of such laws, and that consequently none of such securities may be offered, sold or otherwise transferred, and must be held indefinitely by Investor, unless and until they are registered under the Securities Act and applicable state securities laws or until exemptions from such registration and qualification requirements are available. Investor agrees not to sell the Units, the Class A Warrants, the Class B Warrants or any of the 1,000,000 Shares or the Warrant Shares without registration under the Securities Act and applicable state securities laws or exemptions therefrom.

(d) Rule 144. Investor has been advised that Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities in specified circumstances, requires that the securities must be held for a minimum of one year after they have been purchased and paid for before they may be resold under Rule 144.

(e) Legends. Investor understands and agrees that all certificates evidencing the 1,000,000 Shares, the Warrant Shares, the Class A Warrants and the Class B Warrants (and any securities issued in respect of such securities upon any stock split, stock dividend, merger, reorganization or recapitalization) will be imprinted with a legend that reads substantially as set forth below, together with any other legends that, in the opinion of legal counsel to Xenonics, are required by the Securities Act or by other federal or state securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(f) Stop Transfer Instructions. Investor agrees that, in order to ensure compliance with and to enforce the restrictions on transfer referred to in this Agreement, Xenonics may refuse to transfer the 1,000,000 Shares and the Warrant Shares and may issue appropriate “stop transfer” instructions to its transfer agent.

(g) Suitability and Investment Experience. Investor is an “accredited investor” as defined in Rule 501 under the Securities Act and has (i) a pre-existing personal and/or business relationship with Xenonics, or its officers or directors, such that Investor is aware of the character, business acumen and general business and financial circumstances of such persons and/or (ii) such knowledge and experience in business and financial matters that Investor is capable of evaluating the merits and risks of this investment in the Units, the 1,000,000 Shares, the Class A Warrants, the Class B Warrants and the Warrant Shares and is capable of protecting Investor’s interests in connection with such investment.

(h) Access to Data. Investor has had an opportunity to discuss Xenonics’ business, management and financial affairs with Xenonics’ management and has received or has had full access to all the information it considers necessary to make an informed investment decision with respect to the Units, the 1,000,000 Shares, the Class A Warrants, the Class B Warrants and the Warrant Shares.

5. Representations, Warranties and Agreements of Xenonics. Xenonics hereby represents and warrants to the Investor, and agrees with the Investor, as follows:

(a) Authorization; Enforceability. Xenonics has all requisite power and authority to enter into this Agreement and to sell and issue the Units, the 1,000,000 Shares, the Warrant Shares, the Class A Warrants and the Class B Warrants, subject to obtaining the required approval of the American Stock Exchange. This Agreement and the certificates evidencing the Class A Warrants and the Class B Warrants have been duly executed and delivered by Xenonics.

(b) Organization and Good Standing. Xenonics is a corporation duly organized and existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws. Xenonics has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

(c) Validity of Shares. The 1,000,000 Shares and the Warrant Shares, when issued in compliance with the provisions of this Agreement and the Class A Warrants and the Class B Warrants, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, other than any liens or encumbrances created or imposed by Investor’s actions; provided, however, that such securities will be subject to restrictions on transfer under state and federal securities laws. The issuance of the 1,000,000 Shares and the Warrant Shares is not subject to any preemptive rights held by stockholders of Xenonics.

6. Registration Rights.

(a) On or before May 31, 2006, Xenonics shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 or other appropriate form (the “Registration Statement”), including a prospectus to be included in the Registration Statement (the “Prospectus”), that will register the resale by Investor of the 1,000,000 Shares and the Warrant Shares. Xenonics shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as possible after the date it is filed. Xenonics is entitled to register for resale pursuant to the Registration Statement securities issued by Xenonics that are held by persons other than Investor and, pursuant to applicable SEC rules, Xenonics is entitled to file with the Registration Statement a combined prospectus that covers the resale of securities that have been registered by Xenonics on other registration statements filed with the SEC. Xenonics shall not be required to maintain the Registration Statement in effect (i) as to any shares of Common Stock that Investor is entitled to sell pursuant to the terms of Rule 144(k) under the Securities Act upon the satisfaction of the two-year holding period described in Rule 144(k) or (ii) as to any shares that have been publicly sold pursuant to the Registration Statement.

(b) Investor agrees to cooperate in furnishing promptly to Xenonics in writing any information requested by Xenonics in connection with the preparation, filing, and processing of the Registration Statement. Xenonics shall furnish to Investor two copies of each Prospectus that is included in the effective Registration Statement.

(c) Investor agrees not to sell any shares of Common Stock under the Registration Statement until it has received copies of the Prospectus from Xenonics and confirmation from Xenonics that the Registration Statement has become effective. Investor agrees to comply with Prospectus delivery requirements under the Securities Act. Investor shall not (until further notice) effect sales of the shares of Common Stock covered by the Registration Statement after receipt of telephonic, faxed or other written notice from Xenonics that such sales must be suspended until such time as Xenonics has filed with the SEC an amended or supplemented Registration Statement or Prospectus.

(d) Xenonics shall pay all SEC filing fees, attorneys’ fees, accountants’ fees and other customary fees that are incurred by Xenonics in connection with the preparation and filing of the Registration Statement. However, Investor shall be responsible for the payment of all commissions or other expenses incurred in connection with Investor’s sales of Common Stock and for any fees and expenses of Investor’s counsel and other advisors.

(e) Xenonics shall indemnify, defend and hold harmless Investor, its permitted assignees, officers, directors, agents and employees, each person who controls Investor or a permitted assignee within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the officers, directors, agents and employees of each such controlling person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent that such untrue statements or omissions are based upon information regarding Investor furnished in writing to Xenonics by Investor for use in the Registration Statement, such Prospectus or in any amendment or supplement thereto, or (ii) as a result of the failure of Investor to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale (provided that copies of the Prospectus, as amended or supplemented, have been provided to Investor by Xenonics for delivery to such purchaser). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investor and shall survive the transfer of any shares of Common Stock by Investor.

(f) Investor and its permitted assignees shall, jointly and severally, indemnify, defend and hold harmless Xenonics, its directors, officers, agents and employees, each person who controls Xenonics (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent that such untrue statement or omission is contained in or omitted from any information so furnished in writing by Investor to Xenonics for inclusion in the Registration Statement or such Prospectus.

(g) If a claim for indemnification under Section 6(e) or 6(f) is unavailable to an indemnified party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(i) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentences. However, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7. Miscellaneous Provisions.

(a) Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless executed in writing by the parties hereto.

(b) Successors and Assigns. Except as otherwise stated herein, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflict of laws or choice of law.

(d) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

(e) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, whether oral or written, with respect to such subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date and year first above written.

THE NORMAN PATRIOT LLC	XENONICS HOLDINGS, INC.
By: /s/ Norman Nouskajian	By: /s/ Richard Naughton

Its: Manager	Its: Chief Executive Officer